UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2018

CARDIFF LEXINGTON CORPORATION

(Exact name of Registrant as specified in its charter)

Florida	000-49709	84-1044583
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 E. Las Olas Blvd. Suite 1400

Ft. Lauderdale, FL 33301

(Address of principal executive offices, including zip code)

(844) 628-2100

(Registrant's telephone number, including area code)

_________________________________________________ ___

(Former Name or former address if changed from last report.)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Definitive Material Agreement

Item 8.01 Other Events.

On May 4, 2018 Cardiff Lexington’s Repicci’s Franchise Group sold the Atlanta, Georgia franchise territory its first Area Development franchise since acquiring the business in August 2016. This transaction verifies Cardiff Lexington’s rebranding strategy repositioning Repicci’s Italian Ice and Gelato Brand to target multi-unit Area Developers in the top 50 markets. Area Developers are required to acquire 5 individual contiguous territories each with a population over 500,000 and will deploy a mobile food truck in each territory.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 - Company Announcement - REPICCI’S SELLS FIRST AREA DEVELOPMENT

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Cardiff Lexington Corporation By: /s/ Daniel Thompson Daniel Thompson Title: Chairman Dated: May 7, 2018